                                                                   EXHIBIT 10.35


                                     LEASE


                                    Between


                         CHRISTIE AVENUE PARTNERS - JS

                                   (Landlord)


                                      and


                               HEALTHCENTRAL.COM

                                    (Tenant)

                               TABLE OF CONTENTS

Article

1     DEFINITIONS
1.1   Complex
1.2   Complex Common Area
1.3   Complex Common Area Expenses
1.4   CPI
1.5   Declaration
1.6   Emery Bay Marketplace
1.7   Outside Common Area
1.8   Outside Common Area Expenses
1.9   Premises
1.10  Real Property Taxes
1.11  Tenant's Complex Percentage
1.12  Tenant's Emery Bay Market Percentage

2     PREMISES

3     LEASE TERM
3.1   Term
3.2   Early Entry
3.3   Delivery of Possession
3.4   Option to Extend Term

4     RENT
4.1   Minimum Monthly Rent
4.2   Intentionally Omitted
4.3   Intentionally Omitted
4.4   Late Charge
4.5   Lease Year
4.6   Additional Rent
4.7   Minimum Monthly Rent for the Extended Term

5     Intentionally Omitted

6     TAXES
6.1   Tenant to Pay
6.2   Tenant's Percentage
6.3   Apportionment
6.4   Tax on Leasehold or Personalty

7     CONDUCT OF BUSINESS BY TENANT
7.1   Use of Premises

7.2   Compliance with Law
7.3   Compliance with Legal Requirements, Insurance and Life Safety Requirements
7.4   No Nuisance
7.5   Hazardous Substances
7.6   Special Provisions Relating to The Americans With Disabilities Act of 1990
7.7   Deliveries
7.8   Other Rules and Regulations

8     MAINTENANCE, REPAIRS AND ALTERATIONS
8.1   Landlord's Responsibility
8.2   Reimbursement by Tenant
8.3   Tenant's Responsibility
8.4   Condition Upon Surrender
8.5   Alterations to the Premises
8.6   Sanitary Condition

9     INSURANCE AND INDEMNITY
9.1   Liability Insurance
9.2   Form of Polices
9.3   Workers' Compensation Insurance
9.4   Complex Additional Tenant Insurance
9.5   Waiver of Subrogation Rights
9.6   Tenant's Waiver of Liability and Indemnification

15    COMMON AREA
15.1  Right of Use
15.2  Landlord to Operate
15.3  Control in Landlord

16    COMMON AREA EXPENSES
16.1  Assessment upon Tenant
16.2  Apportionment of Assessment

17    PARKING
17.1  Tenant's Parking Rights
17.2  Parking Fee
17.3  Allocation of Risk

18    SIGNS, LIGHTING, ADVERTISING
18.1  Prohibited Acts
18.2  Maintenance
18.3  Intentionally Deleted
18.4  Landlord's Cooperation
18.5  Intentionally Omitted

19    TENANT STATEMENTS
19.1  Estoppel Certificate
19.2  Financial Statements

20    RIGHT OF ENTRY

21    TRANSFER OF LANDLORD'S INTEREST/ LANDLORD'S NON-RECOURSE
21.1  Release of Landlord on Transfer
21.2  Lease Nonrecourse to Landlord

22    RENTABLE AREA

23    SECURITY DEPOSIT
23.1  Deposit Required
23.2  Letter of Credit

24    INTEREST

25    MISCELLANEOUS
25.1  Time of Essence
25.2  Captions
25.3  Parol Agreements and Amendments
25.4  Notice
25.5  Brokers
25.6  Acceptance
25.7  Waiver
25.8  Severability
25.9  Liens
25.10 Subordination
25.11 Recording
25.12 Landlord's Right to Perform Tenant's Covenants
25.13 Mortgagee Protection
25.14 Holding Over
25.15 Owner Participation Agreement
25.16 Exhibits
25.17 Cooperation

                            BASIC LEASE INFORMATION

Date of Lease:  April __, 2000

Landlord:  Christie Avenue Partners - JS, a California limited partnership

Landlord's Address for Notices:  c/o The Martin Group of Companies, Inc.
                                     6400 Christie Avenue
                                     Suite 2000
                                     Emeryville, Ca. 94608

Name of Tenant:  HealthCentral.com, a Delaware corporation

Tenant's Address:  6005 Shellmound Street
                   Suite 175
                   Emeryville, CA 94608

Tenant's Trade Name:  HealthCentral.com

Name and Location of Premise:  EmeryBay Marketplace
(Paragraph 1.5)

Rentable Area of Premises:  7,868 rentable square feet
(Paragraph 1.8)

Rentable Area of Complex:  Approximately 219,925 square feet
(Paragraph 1.1)

Rentable Area of Emery Bay Marketplace:  Approximately 259,925 square feet

Tenant's Complex Percentage:  3.578%
(Paragraph 1.11)

Tenant's Market Percentage:  3.027%
(Paragraph 1.12)

Term:  Five (5) years with One (1) five-year option
(Paragraph 3.1)

Commencement Date of Term:  July 1, 2000
(Paragraph 3.1)

Expiration Date of Term:  June 30, 2005
(Paragraph 3.1)

Initial Minimum Monthly Rent:  $17,309.60 per month
(Paragraph 4.1)

Date of First Rental Adjustment:  July 1, 2001
(Paragraph 4.1)

Use:  General office use
(Paragraph 7.1)

Security Deposit:  $110,152.00
(Paragraph 23)

Liability Insurance Amount:  $2,000,000 per occurrence
(Paragraph 9.1)

Broker:  None

(Paragraph 25.2)

Exhibit(s)

Exhibit A - The Premises
Exhibit B - The Complex
Exhibit C - The Emery Bay Marketplace
Exhibit D - Declaration of Easements and Restrictions
Exhibit E - Work Letter Agreement
Exhibit F - Rules and Regulations
Exhibit G - Sign Criteria

                                  RETAIL LEASE

This Retail Lease for reference purposes only dated April ___, 2000, is entered into by and between Christie Avenue Partners - JS, a California limited partnership ("Landlord") and HealthCentral.com., a Delaware corporation ("Tenant").

     1. DEFINITIONS. Unless the context otherwise specifics or requires, the following terms shall have the following meanings:

     1.1 Complex. The buildings, improvements and other real property within the boundaries indicated in Exhibit B, consisting of approximately two hundred nineteen thousand nine hundred twenty-five (219,925) square feet.

     1.2 Complex Common Area. All areas and facilities within the Complex provided and designated by Landlord for the general use and convenience of Tenant and other tenants and occupants of the Complex, including, without limitation, the HVAC system for the Complex to the extent paid for and/or maintained by Landlord, those portions of the Complex for the general use and convenience of all tenants of the Complex such as the concourse atrium, hallways, stairs, elevators, entrances and exits, root restrooms, exterior walls, sidewalks and plazas and appurtenant equipment serving the Complex.

     1.3 Complex Common Area Expenses. All costs paid or incurred by Landlord in connection with the management, operation, maintenance, replacement and repair of the Complex Common Area including, without limitation, all costs and expenses paid or incurred with respect to the following: operating, cleaning, sweeping, fire protection and security systems, tight and light standards (including bulb replacement), drainage systems and utility systems including heating, ventilation and air-conditioning of the Complex Common Area); janitorial; operation and maintenance of Complex signs, including the cost of such signs if purchased, and rent for such signs if leased; the cost of all equipment purchased for the purpose of operating or maintaining the Complex Common Area; a management fee for managing the Complex; premiums for public liability and property damage insurance (including extended and broad form coverage risks for the Complex Common Area); the cost of mechanical equipment, or rental for such equipment if leased; maintenance, repair and replacement of such equipment as necessary; costs of electricity, water and other utilities for the operation and maintenance of the Complex Common Area; garbage and refuse removal; accounting expenses; and reasonable legal expenses which relate to the Complex as a whole.

     1.4 CPI. The Consumer Price Index, All Urban Consumers, All Items, published by the U.S. Department of Labor, Bureau of Labor Statistics for the San Francisco-Oakland-San Jose Metropolitan Area (1982-84=100). If the Base Year of the index is changed, then all calculations pursuant to this Lease which require the use of the index shall he made by using the appropriate conversion factor published by the Bureau of Labor Statistics (or successor agency) to correlate to the Base Year of the Index herein specified. If no such conversion factor is published, then Landlord shall, if possible, make the necessary calculation to achieve such conversion. If such conversion is not in Landlord's judgement possible, or if publication of the index is discontinued, or if the basis of calculating the index is materially changed, then the term "CPI" shall mean comparable statistics on the cost of living, as computed either (i) by an agency of the United States Government performing a function similar to the Bureau of Labor Statistics, or (ii) if no such agency performs such function, by a substantial and responsible periodical or publication of recognized authority most closely approximating the result which would have been achieved by the Index, as may be determined by Landlord in the exercise of its reasonable good faith business judgement.

     1.5 Declaration. The Declaration of Easements and Restrictions, attached as Exhibit D, and any future amendment, governing the use of the parking spaces within the Emery Bay Market the allocation of the cost and the responsibilities of maintaining the Outside Common Area, and other matters which, are necessary for the orderly operation of the Market and the Outside Common Area.

     1.6 Emery Bay Market. The real property described in Exhibit C, consisting of approximately thirteen (13) acres, upon which are located the Complex and other buildings, consisting of approximately two hundred fifty-nine thousand nine hundred twenty-five (259,925) square feet, including the theater, office building and the rehabilitated portion of the Complex.

     1.7 Outside Common Area. All areas and facilities within the Emery Bay Market exclusive of the Complex, as provided and designated by Landlord for the general use and convenience of Tenant and other owners, tenants and occupants of the Emery Bay Market, including, without limitation, the parking areas, access and perimeter roads, sidewalks, landscaped areas, service areas, trash disposal facilities, and similar areas and facilities.

     1.8 Outside Common Area Expenses. All costs paid or incurred by Landlord in connection with the operation, maintenance, replacement and repair of the Outside Common Area including, without limitation, Real Property Taxes, all costs and expenses paid or incurred with respect to the following: operating, cleaning, sweeping, restriping, repairing and resurfacing the parking lot and driveway areas (except that the cost of major resurfacing shall be amortized over the useful life of the improvement); maintenance and replanting of all landscaping; maintenance and repair of landscape sprinkler systems, parking bumpers, directional signs, and other signs and markers, fire protection and security systems, light arid light standards (including bulb replacement), drainage systems; operation and maintenance of Emery Bay Market signs, including the cost of such signs if purchased, and rent for such signs if leased; the cost of all equipment purchased for the purpose of operating or maintaining the Outside Common Area; premiums for public liability and property damage insurance (including extended and broad form coverage risks for the Outside Common Area); any assessments or charges imposed in order to have the Emery Bay Market comply with current laws, rules and regulations; the cost of mechanical equipment, or rental for such equipment if leased; maintenance, repair and replacement of such equipment as necessary; costs of electricity, water and other utilities for the operation and maintenance of the Outside Common Area; garbage and refuse removal; accounting expenses; and reasonable legal expenses which relate to the Emery flay Market as a whole.

     1.9 Premises. That portion of the Complex outlined in red on the plan attached as Exhibit A consisting of approximately seven thousand eight hundred sixty-eight (7,868) rentable square feet ("Premises"). The Premises shall include the shell of the building, those improvements described in Exhibit E and Tenant's prorata portion of any common areas.

     1.10 Real Property Taxes. Any form of real property tax, assessment (including, but not limited to, the West Emeryville and Bay/Shellmound Assessment Districts), license, city business tax, fee, rent tax, levy, penalty (if a result of Tenant's delinquency), or tax (other than net income, estate, succession, or inheritance taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof whether such tax is: (a) determined by the area of the Complex or any part thereof or the rent and other sums payable hereunder by Tenant or by other tenants, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of such rent or other sums due under this Lease; (b) upon any legal or equitable interest of Landlord in the Complex or the buildings therein or any part thereof; (c) upon this transaction or any document to which Tenant is a party creating or transferring any interest in all or any part of the Complex; (d) levied or assessed in lieu of; in substitution for, or in addition to, existing or additional taxes against the Complex whether or not now customary or within the contemplation of the parties; or (e) surcharged against the Complex Common Area. The term "Real Property Taxes" shall also include all expenses reasonably incurred by Landlord in seeking reduction by the taxing authorities of real property taxes applicable to the Emery Bay Market. For purposes of this paragraph only, assessment shall mean the installments of assessments as they become due and payable, and not the whole amount of such assessments. Real Property Taxes shall be payable as part of Common Area Expenses.

     1.11 Tenant's Complex Percentage. The percentage determined by dividing the approximate square footage of the Premises by the approximate total square footage of the Complex. Tenant's Complex Percentage is agreed to be 3.578% for the purpose of this Lease.

     1.12 Tenant's Emery Bay Market Percentage. The percentage of the Outside Common Area Expenses allocable to Tenant. Tenant's Marketplace Percentage is initially estimated to be 3.027% for the purpose of this Lease, but shall be subject to adjustment as and if additional buildings and improvements are constructed.

2.   PREMISES

     Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises for the Term, at the rental, and upon all of the conditions and agreements set forth herein; reserving to Landlord, however, the use of the exterior walls and roof and the right to install, maintain, use, repair and replace pipes, ducts, conduits, and wires through the Premises in locations which will not materially interfere with Tenant's use thereof. This Lease shall be subject to the Declaration and any amendment recorded against the Emery Bay Marketplace whether such recordation occurs before or after the execution of this Lease by Landlord and Tenant. Except as provided in the work letter attached hereto as Exhibit E, the Premises shall be delivered by Landlord and accepted by Tenant in their "as is" condition. Landlord makes no representation as to the amount, quality, location or adequacy of the current utilities servicing the Premises for Tenant's intended use or as to the condition of any apparatus or device providing such utilities.


3.   LEASE TERM

     3.1 Term. The Term of this Lease shall be set forth in the Basic Lease Information, commencing on the Commencement Date and ending on the Expiration Date.

     3.2 Early Entry. If Tenant is permitted to occupy the Premises prior to the Commencement Date for any purpose permitted by Landlord, such early entry shall be at Tenant's sole risk and subject to all the terms and provisions hereof except for the payment of Minimum Monthly Rent which shall commence on the Commencement Date. Landlord shall have the right to impose such additional conditions on Tenant's early entry as Landlord shall deem appropriate, and shall further have the right to require that Tenant execute an early entry agreement containing such conditions prior to Tenant's early entry.

     3.3 Delivery of Possession. Landlord shall attempt to deliver possession of the Premises to Tenant on July 1, 2000. Landlord shall not be subject to liability therefore if it cannot so deliver, nor share such failure affect the validity of this Lease or the obligations of Tenant. In such case, Tenant shall not be obligated to pay rent or perform any other obligations of Tenant under this Lease, [except as may be otherwise provided herein, provided however, if Landlord has not delivered possession of the Premises by November 1, 2000, Tenant may, at Tenant's option with notice in writing to Landlord within ten
(10) days thereafter, cancel this

Lease. If such notice is not received by Landlord within such ten (10) day period, Tenant's right to cancel this Lease shall terminate and be of no further force and effect.]

     3.4 Option to Extend. Provided that there is no uncured default or a default under Paragraph 14.6 of this Lease on the part of Tenant, either at the time of exercise of its option to extend the initial Term or at the commencement of the Extended Term, Tenant shall have one option ("Extension Option") to extend the initial Term of this Lease for one (1) additional period of five (5) years ("Extended Term") on the same terms covenants and conditions provided herein, except that during such Extended Term the Minimum Monthly Rent due shall be as determined in Paragraph 4.7 below. Tenant shall exercise its option for the Extended Term by giving Landlord written notice ("Option Notice") at least twelve (12) months prior to the expiration of the initial Term. The Extension Option shall be personal to Tenant and shall not be assignable or transferable by Tenant, and shall terminate upon assignment or sublease of all or any portion of the Premises.

4.   Rent.

     4.1 Minimum Monthly Rent. Tenant shall pay to Landlord as rent for the Premises the Minimum Monthly Rent set forth herein.

Minimum Monthly Rent:                   Period of Term                       Amount
- ------------------------------  -------------------------------  -------------------------------
                                Commencement Date to first       $17,309.60/month
                                anniversary of the
                                Commencement Date
                                First anniversary of             $18,096.40/month
                                Commencement Date to second
                                anniversary of Commencement
                                Date
                                Second anniversary of            $18,833.20/month
                                Commencement Date to third
                                anniversary of Commencement
                                Date
                                Third anniversary of             $19,670.00/month
                                Commencement Date to fourth
                                anniversary of Commencement
                                Date
                                Fourth anniversary of            $20,456.80/month
                                Commencement Date to end of
                                initial Term Renewal Term:
                                                                 The fair market rent for the
                                                                 Premises as of the first day
                                                                 of the Extended Term, as
                                                                 determined in accordance with
                                                                 Paragraph 4.7 of the Lease

If the Commencement Date and/or Expiration Date is other than the first day of a calendar month, the installment of Minimum Monthly Rent for the first and/or last fractional month of the

Term shall be prorated on a daily basis. On full execution of this Lease, Tenant shall pay to Landlord the first month's Minimum Monthly Rent.

     4.2   INTENTIONALLY OMITTED

     4.3   INTENTIONALLY OMITTED

     4.4 Late Charge. Tenant shall pay rent to Landlord, in advance, in equal monthly installments, commencing on or before the Commencement Date, and thereafter on or before the first day of each calendar month during the term. Tenant shall have a six day "grace period" before any interest charges accrue. Tenant acknowledges that late payment by Tenant of any rent will cause Landlord to incur administrative costs not contemplated by this Lease, the exact amount of which are extremely difficult and impracticable to ascertain based on the facts and circumstances pertaining as of the date of the Lease. Accordingly, if any rent is not paid by Tenant when due, Tenant shall pay to Landlord, with such rent, a late charge equal to eight percent (8%) of such rent. Any rent, other than late charges, due Landlord under this Lease, if not paid when due, shall also bear interest from the date due until paid, at the rate of ten percent (10%) per annum or, if a higher rate is legally permissible, at the highest rate legally permitted. The parties acknowledge that such late charge and interest represent a fair and reasonable estimate of the administrative costs and loss of use of funds Landlord will incur by reason of a late rent payment by Tenant, but Landlord's acceptance of such late charge and/or interest shall not constitute a waiver of Tenant's default with respect to such rent or prevent Landlord from exercising any other rights and remedies provided under this Lease, at law or in equity.

     4.5 Lease Year. The term "Lease Year" as used in the Lease means as follows:

     (a) The first Lease Year shall be the period from the Commencement Date to the last day of the calendar year.

     (b) Each succeeding Lease Year shall be a full calendar year commencing on January 1 and ending on December 31.

     (c) The final Lease Year shall be the period from January 1 of that calendar year to the last day of the Term as set forth in the Basic Lease Information, or the effective date of termination if this Lease is sooner terminated as provided herein.

     4.6 Additional Rent. All other amounts of money to be paid by Tenant to Landlord shall be deemed additional rent.

     4.7   Minimum Monthly Rent for the Extended Term

     (a) Fair Market Rent. If Tenant properly and timely exercises Tenant's Extension Option pursuant to Paragraph 3.4 above, the Minimum Monthly Rent applicable to the Premises for the first year of the Extended Term shall be the greater of (i) the Minimum Monthly Rent as of the last month of the initial Term, or (ii) one hundred percent (100%) of the "Fair Market Rent" for space comparable to the Premises as of the commencement of the Extended Term. "Fair Market Rent" shall mean the annual rental being charged for space comparable to the

Premises in comparable office buildings in the Berkeley/Emeryville area, taking into account location, parking, condition and improvements to the space. Landlord shall not pay any leasing commissions or consulting fees payable in connection with such extension. All other terms and conditions of the Lease, which may be amended from time to time by the parties in accordance with the provisions of the Lease, shall remain in full force and effect and shall apply during the Extended Term, except that: (i) there shall be no further option to extend the term beyond a date five (5) years after the expiration of the initial Term, (ii) there shall be no further rent concessions, and (iii) there shall be no tenant improvement allowance or similar provisions.

     (b) Determination of Rent. Within thirty (30) days after the date of the Option Notice, Landlord and Tenant shall negotiate in good faith in an attempt to determine Fair Market Rent for the Extended Term. If they are unable to agree within said thirty (30) day period, then the Fair Market Rent shall be determined as provided in Paragraph 4.7(c) below.

     (c) Appraisal. If it becomes necessary to determine the Fair Market Rent for the Premises by appraisal, the real estate appraiser(s) indicated in this Paragraph 4.7(c), each of whom shall be members of the American Institute of Real Estate Appraisers and each of whom have at least five (5) years experience appraising office space located in the vicinity of the Premises, shall be appointed and shall act in accordance with the following procedures:

     (i) If the parties are unable to agree on the Fair Market Rent within the allowed time, either party may demand an appraisal by giving written notice to the other party, which demand to be effective must state the name, address and qualifications of an appraiser selected by the party demanding the appraisal ("Notifying Party"). Within twenty (20) days following the Notifying Patty's appraisal demand, the other party ("Non-Notifying Patty") shall either approve the appraiser selected by the Notifying Party or select a second properly qualified appraiser by giving written notice of the name, address and qualification of said appraiser to the Notifying Party. If the Non-Notifying Party fails to select an appraiser within the twenty (20) day period, the appraiser selected by the Notifying Party shall be deemed selected by both parties and no other appraiser shall be selected. If two (2) appraisers are selected, they shall select a third appropriately qualified appraiser. If the two (2) appraisers fail to select a third qualified appraiser, the third appraiser shall be appointed by the then presiding judge of the county where the Premises are located upon application by either party.

     (ii) If only one appraiser is selected, that appraiser shall notify the parties in simple letter form of its determination of the Fair Market Rent for the Premises within fifteen (15) days following his or her selection, which appraisal shall be conclusively determinative and binding on the parties as the appraised Fair Market Rent.

     (iii) If multiple appraisers are selected, the appraisers shall meet not later than ten (10) days following the selection of the last appraiser. At such meeting, the appraisers shall attempt to determine the Fair Market Rent for the Premises as of the commencement date of the Extended Term in question by the agreement of at least two (2) of the appraisers.

     (iv) If two (2) or more of the appraisers agree on the Fair Market Rent for the Premises at the initial meeting, such agreement shall be determinative and binding upon the parties hereto and the agreeing appraisers shall forthwith notify both Landlord and Tenant of the amount set by such agreement. If multiple appraisers are selected and two (2) appraisers are unable to agree on the Fair Market Rent for the Premises, each appraiser shall submit to Landlord and Tenant his or her respective independent appraisal of the Fair Market Rent for the Premises, in simple letter form, within twenty (20) days following appointment of the final appraiser. The parties shall then determine the Fair Market Rent for the Premises by averaging the appraisals; provided that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded in calculating the average.

     (v) If only one (1) appraiser is selected, then each party shall pay one-half (1/2) of the fees and expenses of that appraiser. If three (3) appraisers are selected, each party shall bear the fees and expenses of the appraiser it selects and one-half (1/2) of the fees and expenses of the third appraiser.

     (vi) Notwithstanding anything to the contrary contained in this Paragraph 4.7, in no event shall the Minimum Monthly Rent for the Extended Term be less than the Minimum Monthly Rent payable by Tenant during the month immediately preceding the Extended Term.

     d. Amendment to Lease. Immediately after the Fair Market Rent has been determined, the parties shall enter into an amendment to this Lease setting forth the Minimum Monthly Rent for the Extended Term.

     e. Adjustment to Minimum Rent. After the initial determination of Minimum Monthly Rent pursuant to this Paragraph 4.7, Minimum Monthly Rent shall be increased on a cumulative basis (but not decreased) on each subsequent anniversary of the Commencement Date during the Extended Term (each such date shall be referred to as an "Adjustment Date") by the increase, if any, in the CPI (as defined in Paragraph 1.4). The "Adjustment index" shall be the CPI published most recently before the applicable Adjustment Date. The "Comparison Index" for each adjustment to Minimum Monthly Rent shall be the CPI published most recently before the commencement of the Extended Term. On each Adjustment Date, Minimum Monthly Rent payable immediately prior thereto shall be adjusted by multiplying such Minimum Monthly Rent by a fraction, the numerator of which is the applicable Adjustment Index and the denominator of which is the Comparison Index, and the resulting adjusted Minimum Monthly Rent shall be the new Minimum Monthly Rent for all purposes under the Lease. Notwithstanding anything to the contrary contained in this Paragraph 4.7(e), Minimum Monthly Rent on any Adjustment Date shall not increase more than ten (10%) or less than five percent (5%) over the previous year's Minimum Rent.

5.   INTENTIONALLY OMMITED

6.   TAXES.

     6.1 Tenant to Pay. Tenant shall pay to Landlord, as additional rent, Tenant's Complex Percentage of all municipal, county or state taxes, levies and fees of every kind and nature including, but not limited to, general or special assessments assessed applicable to the

Premises within thirty (30) days after receipt of a written statement from Landlord setting forth the amount of such taxes and showing in reasonable detail the manner in which it has been computed. Real Property Taxes may be charged for by Landlord monthly or on such other periodic basis as Landlord shall elect.

     6.2 Tenant's Percentage. Tenant's Percentage of the Real Property Taxes shall be the same percentage set forth in the Basic Lease Information under Tenant's Market Percentage, provided, however, that if the Complex is at any time split into two (2) or more assessor's parcels, Tenant's Complex Percentage of the Real Property Taxes shall be adjusted to a proportion calculated upon the ratio that the gross floor area of the Premises bears to the gross floor area of all buildings located in that assessor's parcel embracing the Premises.

     6.3 Apportionment. For purposes of this Article, Real Property Taxes which are levied on a fiscal year basis shall be deemed to apply one-twelfth (1/12th) to each calendar month in such fiscal year.

     6.4 Tax on Leasehold or Personalty. Tenant shall be responsible for, and shall pay before delinquency, all municipal, county or state taxes, levies and fees of every kind and nature including, but not limited to, general or special assessments assessed during the Term against any leasehold interest or trade fixtures or personal property of any kind, owned by or placed in, upon or about the Premises by Tenant. Tenant agrees to pay the amount of all taxes levied upon or measured by the rent payable hereunder, whether as a so-called sales tax, transaction privilege tax, excise tax, or otherwise. Such taxes shall be due and payable at the same time as, and in addition to, each payment of rent.

7.   CONDUCT OF BUSINESS BY TENANT.

     7.1 Use of Premises. Tenant shall use the Premises solely for the purpose set forth in the Basic Lease Information. Tenant shall use the Premise for no other purposes without the prior written consent of Landlord which may be withheld in Landlord's sole discretion.

     7.2 Compliance With Law. Tenant shall not do or permit to be done, or bring or keep or permit to be brought or kept, in or about the Premises, or any other portion of the Marketplace, anything which (i) is prohibited by or will in any way conflict with any law, ordinance, rule or regulation; (ii) would invalidate or be in conflict with the provisions of any insurance policy carried by Landlord or Tenant on any portion of the Marketplace or Premises, or any property therein; or (iii) would cause a cancellation of any such insurance, increase the existing rate of or affect any such Landlord's insurance, or subject Landlord to any liability or responsibility for injury to any person or property. If Tenant does or permits anything to be done which increases the cost of any of Landlord's insurance, or which results in the need, in Landlord's reasonable judgment, for additional insurance by Landlord or Tenant with respect to any portion of the Marketplace or Premises, then Tenant shall reimburse Landlord, upon demand, for any such additional costs or the costs of such additional insurance, and/or procure such additional insurance at Tenant's sole cost and expense. Exercise by Landlord of such fight to require reimbursement of additional costs (including the costs of procuring of additional insurance) shall not limit or preclude Landlord from prohibiting Tenant's impermissible use of the Premises or from invoking any other right or remedy available to Landlord under this Lease.

     7.3 Compliance with Legal Requirements, Insurance and Life Safety Requirements. Except as provided in clauses (i) through (iii) below, Tenant, at its cost and expense, shall promptly comply with all laws, ordinances, rules, regulations, orders and other governmental requirements, the requirements of any board of fire underwriters or other similar body, any directive or occupancy certificate issued pursuant to any law by any public officer or officers, the provisions of all recorded documents affecting any portion of the Marketplace and all life safety programs, procedures and rules implemented or promulgated by Landlord ("Laws"). Tenant shall not, however, be required to comply with Laws requiring Tenant to make structural changes to the Premises unless necessitated, in whole or in part, by (i) Tenant's use or occupancy of, or business conducted in, the Premises, (ii) any acts or omissions of Tenant, its employees, agents, contractors, invitees or licensees, or (iii) Alterations (including any alterations, additions or other improvements to the Premises made by or on behalf of Tenant during the initial improvement of the Premises pursuant to the Work Letter).

     7.4 No Nuisance. Tenant shall not (i) do or permit anything to be done in or about the Premises, or any other portion of the Marketplace, which would injure or annoy, or obstruct or interfere with the rights of, Landlord or other occupants of the Marketplace, or others lawfully in or about the Marketplace;
(ii) use or allow the Premises to be used in any manner inappropriate for a Class A office building, or for any improper or objectionable purposes; or (iii) cause, maintain or permit any nuisance or waste in, on or about the Premises, or any other portion of the Marketplace.

     7.5 Hazardous Substances. The term "hazardous substances" as used in the Lease, is defined as follows:

     Including but not limited to any element, compound, mixture, solution, particle or substance, which presents danger or potential danger of damage or injury to health, welfare or to the environment including, but not limited to: (i) those substances which are inherently or potentially radioactive, explosive, ignitable, corrosive, reactive, carcinogenic or toxic and (ii) those substances which have been recognized as dangerous or potentially dangerous to health, welfare or to the environment by any federal, municipal, state, county or other governmental or quasi-governmental authority and/or any department or agency thereof.

     Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended. 42 U.S.C. Section 6901 et seq. any applicable state or local laws and the regulations adopted under these acts. Tenant will not allow to be brought into the Project any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. Tenant represents and warrants to Landlord and agrees that at all times during the term of this Lease and any extensions or renewals thereof, Tenant shall:

     (i) promptly comply at Tenant's sole cost and expense, with all laws, orders, rules, regulations, certificates of occupancy, or other requirements, as the same now exist or may hereafter be enacted, amended or promulgated, of any federal, municipal, state, county or other governmental or quasi-governmental authorities and/or any department or agency thereof relating to the manufacturing, processing, distributing, using, producing, treating, storing (above or below ground level), disposing or allowing to be present (the "Environmental Activity") of hazardous substances in or about the Premises (each, an "Environmental Law", and all of them, "Environmental Laws").

     (ii) indemnify and hold Landlord, its agents and employees, harmless from any and all demands, claims, causes of action, penalties, liabilities, judgments, damages (including consequential damages) and expenses including, without limitation, court costs and reasonable attorneys' fees incurred by Landlord as a result of (a) Tenant's failure or delay in properly complying with any Environmental Law, or (b) any adverse effect which results from the Environmental Activity, whether Tenant or Tenant's subtenants or any of their respective agents, employees, contractors or invitees, with or without Tenant's consent has caused, either intentionally or unintentionally, such Environmental Activity. If any action or proceeding is brought against Landlord, its agents or employees by reason of any such claim, Tenant, upon notice from Landlord, will defend such claim at Tenant's expense with counsel reasonably satisfactory to Landlord. This indemnity obligation by Tenant of Landlord will survive the expiration or earlier termination of this Lease.

     (iii) promptly disclose to Landlord by delivering, in the manner prescribed for delivery of notice in this Lease, a copy of any forms, submissions, notices, reports, or other written documentation (each, a "Communication") relating to any Environmental Activity, whether any such Communication is delivered to Tenant or any of its subtenants or is requested of Tenant or any of its subtenants by any federal, municipal, state, county or other government or quasi-governmental authority and/or any department or agency thereof.

     (iv) in the event there is a release of any hazardous substance as a result of or in connection with any Environmental Activity by Tenant or any of Tenant's subtenants or any of their respective agents, employees, contractors or invitees, which must be remediated under any Environmental Law, Landlord shall perform the necessary remediation; and Tenant shall reimburse Landlord for all costs thereby incurred within fifteen (15) days after delivery of a written demand therefor from Landlord (which shall be accompanied by reasonable substantiation of such costs). In the alternative, Landlord shall have the right to require Tenant, at its sole cost and expense, to perform the necessary remediation in accordance with a detailed plan of remediation which shall have been approved in advance in writing by Landlord. Landlord shall give notice to Tenant within thirty (30) days after Landlord receives notice or obtains knowledge of the required remediation. The rights and obligations of Landlord and Tenant set forth in this subparagraph (iv) shall survive the expiration or earlier termination of this Lease.

     (v) notwithstanding any other provisions of this Lease, allow Landlord, and any authorized representative of Landlord, access and the right to enter and inspect the Premises for Environmental Activity, at any time deemed reasonable by Landlord, without prior notice to Tenant.

     Compliance by Tenant with any provision of this Paragraph 7.5 shall not be deemed a waiver of any other provision of this Lease. Without limiting the foregoing, Landlord's consent to any Environmental Activity shall not relieve Tenant of its indemnity obligations under the terms hereof

     7.6. Special Provisions Relating to The Americans With Disabilities Act of 1990

     (a) Allocation of Responsibility to Landlord. As between Landlord and Tenant, Landlord shall be responsible that the public entrances, stairways, corridors, elevators and elevator lobbies and other public areas in the Building and in the Marketplace comply with the requirements of Title III of the Americans with Disabilities Act of 1990 (42 U.S.C. 12181, et seq., The Provisions Governing Public Accommodations and Services Operated by Private Entities), and all regulations promulgated thereunder, and all amendments, revisions or modifications thereto now or hereafter adopted or in effect in connection therewith (hereinafter collectively referred to as the "ADA"), and to take such actions and make such alterations and improvements as are necessary for such compliance. All costs incurred by Landlord in discharging its responsibilities under this Paragraph 7.6(a) shall be included in Complex Common Area Expenses.

     (b) Allocation of Responsibility to Tenant. As between Landlord and Tenant, Tenant, at its sole cost and expense, shall be responsible that the Premises, all alterations to the Premises, Tenant's use and occupancy of the Premises, and Tenant's performance of its obligations under this Lease, comply with the requirements of the ADA, and to take such actions and make such Alterations as are necessary for such compliance; provided, however, that Tenant shall not make any such Alterations except upon Landlord's prior written consent pursuant to the terms and conditions of this Lease. Tenant shall protect, defend, indemnify and hold Landlord harmless from and against any claim, demand, cause of action, obligation, liability, loss, cost or expense (including reasonable attorneys' fees) which may be asserted against or incurred by Landlord as a result of Tenants failure in any respect to comply with its obligations set forth hereinabove in this Paragraph 7.6(c). Tenants indemnity obligations set forth in the immediately preceding sentence shall survive the expiration or earlier termination of this Lease.

     (c) General. Notwithstanding anything in this Lease to the contrary, no act or omission of Landlord, including any approval, consent or acceptance by Landlord or Landlord's agents, employees or other representatives, shall be deemed an agreement, acknowledgment, warranty, or other representation by Landlord that Tenant has complied with the ADA or that any action, alteration or improvement by Tenant complies or will comply with the ADA or constitutes a waiver by Landlord of Tenant's obligations to comply with the ADA under this Lease or otherwise. Any failure of Landlord to comply with the obligations of the ADA shall not relieve Tenant from any obligations under this Lease or constitute or be construed as a constructive or other eviction of Tenant or disturbance of Tenant's use and possession of the Premises.

     7.7 Deliveries. All deliveries, loading, unloading, rubbish removal and other services to the Premises shall be in areas designated for such purposes and shall not unreasonably interfere with the operation or use of the Complex or the Emery Bay Market. Landlord reserves the right to further regulate the activities of Tenant in regard to deliveries and servicing of the Premises, and Tenant agrees to abide by such further non-discriminatory regulations of Landlord; provided that such further regulation shall not restrict Tenant from receiving deliveries in the normal course of business and that such further regulation, in the reasonable discretion of Landlord, will benefit the operation of the Marketplace.

     7.8 Other Rules and Regulations. Tenant shall comply at all times with the Rules and Regulations attached to this Lease as Exhibit F and such amendments and modifications thereof and additions thereto as Landlord may from time to time reasonably adopt for the safety, care and cleanliness of the Emery Bay Market or the preservation of good order therein, provided that such amendments and modifications do not materially interfere with the operation of Tenant's business. Landlord shall not be liable to Tenant for the failure of any tenant or other person to comply with such Rules and Regulations.

     8.    MAINTENANCE. REPAIRS AND ALTERATIONS.

     8.1 Landlord's Responsibility. Subject to the provisions of Article 10, Landlord shall, during the Term, keep in good order, condition and repair the foundations, exterior walls (excluding the interior surface of exterior walls and excluding all windows, doors, plate glass and showcases), downspouts, gutters and roof of the Complex, except for any damage thereto caused by any negligent act or omission of Tenant or its agents, contractors, employees or invitees, and except for reasonable wear and tear; provided, however, that Landlord shall have no obligation to repair until a reasonable time after the receipt by Landlord of a written notice of the need for repairs. Tenant waives the provisions of California Civil Code Sections 1941 and 1942.

     8.2 Reimbursement by Tenant. Tenant shall reimburse Landlord, as additional rent, for Tenant's Complex Percentage of all costs and expenses incurred by Landlord for the foregoing maintenance and repair pursuant to
Article 16.

     8.3 Tenant's Responsibility. Tenant shall, during the Term, keep in first-class order, condition and repair the Premises and every part thereof; including, without limitation, all plumbing, electrical, heating, ventilating and air-conditioning "(HVAC") and lighting facilities and equipment within the Premises, fixtures, interior walls and interior surface of exterior walls, ceilings, floors and floor coverings, windows, doors, plate glass, showcases, skylights, entrances and vestibules located within the Premises. Tenant shall paint the interior walls as often as may be required to keep the Premises neat and attractive. Tenant shall provide all janitorial services necessary to keep the Premises in a clean, first-class and sanitary condition.

     If Tenant fails to perform its obligations under this Paragraph 8.3, notwithstanding any other provisions hereof; Landlord may, at its option, after thirty (30) days written notice to Tenant, enter upon the Premises and put the same in first class condition and repair, and at Landlord's further option, continue such maintenance and repair obligation for the remainder of the Term, and the cost thereof shall become due and payable as additional rent by Tenant to Landlord upon demand.

     8.4 Condition Upon Surrender. On the last day of the Term, or on any sooner termination, Tenant shall remove its personal property and trade fixtures from the Premises, surrender the Premises to Landlord in the same condition as when received, ordinary wear and tear and damage by fire, the elements or any other cause beyond the control of Tenant excepted. At Landlord's option, Landlord shall have the right to require that Tenant remove any and all alterations, additions, signs or improvements made by Tenant, excluding plumbing and HVAC systems and equipment installed by Tenant, and perform any necessary repair caused by such removal.

     8.5 Alterations to the Premises. Tenant shall not make or permit to be made any structural alterations, additions or other improvements to the Premises ("Alterations") without Landlord's prior consent, which consent may be granted or withheld in Landlord's sole discretion. Any Alterations to which Landlord has consented shall be made in accordance with procedures as then established by Landlord and the provisions of this Paragraph 8.5. Tenant shall not make or permit to be made any non structural alterations, additions or improvements to the Premises ("Alterations") without Landlord's prior consent, which consent shall not be unreasonably withheld.

     (a) General Requirements. All Alterations shall be made at Tenant's cost and expense. Tenant shall be solely responsible for compliance with applicable laws, ordinances, rules and regulations in connection with all Alterations. Tenant shall be responsible for the cost of any additional alterations required by applicable laws, ordinances, rules and regulations to be made by Landlord to any portion of the Marketplace as a result of Alterations. Tenant shall promptly commence or cause the commencement of construction of all Alterations and complete or cause completion of the same with due diligence as soon as possible after commencement in order to cause the least disruption to Marketplace operations and occupants and to continue Tenant's business in the Premises. In connection with installing or removing Alterations, Tenant shall pay Landlord's then standard charges for review and approval of Tenant's plans, specifications and working drawings, and administration by Landlord (or its agent) of the construction, installation or removal of Alterations, and restoration of the Premises to their previous condition.

     (b) Removal of Alterations. If required by Landlord at the time Landlord provides consent to an Alteration, Tenant shall, prior to the expiration of the Term or termination of this Lease, remove such Alteration at Tenant's cost and expense and restore the Premises to the condition existing prior to the installation of such Alteration. If Tenant fails so to do, then Landlord may remove such Alteration and perform such restoration and Tenant shall reimburse Landlord for Landlord's cost and expense incurred to perform such removal and restoration (which obligation of Tenant shall survive the expiration or earlier termination of this Lease). Tenant shall repair at its cost and expense all damage to the Premises or Marketplace caused by the removal of such Alteration. Subject to the foregoing provisions regarding removal, all Alterations (including any above Building standard improvements to the Premises) shall he Landlord's property and from and after the expiration or earlier termination of this Lease shall remain on the Premises without compensation to Tenant.

     8.6 Sanitary Condition. Tenant shall keep the Premises at all times in a neat, clean and sanitary condition, shall neither commit nor permit any waste or nuisance thereon, and shall keep the walks and corridors adjacent thereto free from Tenant's waste or debris.

9.   INSURANCE AND INDEMNITY.

     9.1. Liability Insurance. Landlord, with respect to the Marketplace, and Tenant, at its cost and expense with respect to the Premises, shall each maintain or cause to be maintained, from the date of this Lease and throughout the Term, a policy or policies of Commercial General Liability insurance with limits of liability not less than Two Million Dollars ($2,000,000.00) per occurrence and in the aggregate. Each policy shall contain coverage for blanket contractual liability, personal injury liability, and premises operations, coverage deleting liquor liability exclusions and, as to Tenant's insurance, fire legal liability. Landlord shall have the right to approve the deductible under each policy of Tenant's liability insurance, such approval not to be unreasonably withheld.

     9.2. Form of Policies. All insurance required by this Article 9 shall be issued on an occurrence basis by solvent companies qualified to do business in the State of California. Any insurance required under this Article 9 may be maintained under a "blanket policy", insuring other parties and other locations, so long as the amount and coverage required to be provided hereunder is not thereby diminished. Notwithstanding the foregoing, Landlord shall have the right to self-insure against any of the risks required to be his insured against under this Article 9. Tenant shall provide Landlord a copy of each policy of insurance or a certificate thereof certifying that the policies contain the provisions required hereunder. Tenant shall deliver such policies or certificates to Landlord within (30) days after the Lease Date, but in no event less than ten (10) business days prior to the Commencement Date or such earlier date as Tenant or Tenant's contractors, agents, licensees, invitees or employees first enter the Premises and, upon renewal, not less than thirty (30) days prior to the expiration of such coverage. All evidence of insurance provided to Landlord shall provide (i) that Landlord, Landlord's managing agent and any other person requested by Landlord who has an insurable interest, is designated as an additional insured without limitation as to coverage afforded under such policy; (ii) for severability of interests or that the acts or omissions of one of the insureds or additional insureds shall not reduce or affect coverage available to any other insured or additional insured; (iii) that the insurer agrees not to cancel or alter the policy without at least thirty (30) days prior written notice to all additional insureds; (iv) that the aggregate liability applies solely to the Premises and the remainder of the Marketplace; and (v) that Tenant's insurance is primary and noncontributing with any insurance carried by Landlord.

     9.3. Workers' Compensation Insurance. Tenant, at its sole cost and expense, shall maintain Workers' Compensation insurance as required by law and employer's liability insurance in an amount of not less than Five Hundred Thousand Dollars ($500,000).

     9.4. Additional Tenant Insurance. Tenant, at its sole cost and expense, shall maintain such other insurance as Landlord may reasonably require from time to time, but in no event may Landlord require any other insurance which is (i) not then being required of comparable tenants leasing comparable amounts of space in comparable buildings in the vicinity of the Building or (ii) not then available at commercially reasonable rates.

     9.5. Waiver of Subrogation Rights. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant for themselves and their respective insurers, agree to and do hereby release each other of and from any and all claims, demands, actions and causes of action that each may have or claim to have against the other for loss or damage to property, both real and personal, notwithstanding that any such loss or damage may be due to or result from the negligence of either of the parties hereto or their respective employees or agents. Each party shall, to the extent such insurance endorsement is lawfully available at commercially reasonable rates, obtain or cause to be obtained, for the benefit of the other party, a waiver of any right of subrogation which the insurer of such party may acquire against the other party by virtue of the payment of any such loss covered by such insurance.

     9.6.  Tenant's Waiver of Liability and Indemnification.

     (a) Waiver and Release. Except to the extent due to the gross negligence or willful misconduct of Landlord, Landlord shall not be liable to Tenant or Tenant's employees, agents, contractors, licenses or invitees for, and Tenant waives and releases Landlord and Landlord's managing agent from, all claims for loss or damage to any property or injury, illness or death of any person in, upon or about the Premises and/or any other portion of the Marketplace (including claims caused in whole or in part by the act, omission, or neglect of other tenants, contractors, licensees, invitees or other occupants of the Marketplace or their agents or employees). The waiver and release contained in this Paragraph 9.6(a) extends to the officers, directors, shareholders, partners, employees, agents and representatives of Landlord.

     (b) Indemnification of Landlord. Tenant shall indemnify, defend, protect and hold Landlord harmless of and from any and all loss, liens, liability, claims, causes of action, damage, injury, cost or expense arising out of or in connection with (i) the making of any alterations, additions or other improvements made by or on behalf of Tenant during the initial improvement of the Premises pursuant to the Work Letter or any Alterations, or (ii) injury to or death of persons or damage to property occurring or resulting directly or indirectly from: (A) the use or occupancy of, or the conduct of business in, the Premises by Tenant or its subtenants or any of their respective officers, directors, employees, agents, contractors, invitees or licensees; (B) any other occurrence or condition in or on the Premises; and (C) acts, neglect or omissions of Tenant, or its subtenants or any of their respective officers, directors, employees, agents, contractors, invitees or licensees, in or about any portion of the Marketplace. Tenant's indemnity obligation includes reasonable attorneys' fees and costs, investigation costs and all other reasonable costs and expenses incurred by Landlord. If Landlord disapproves the legal counsel proposed by Tenant for the defense of any claim indemnified against hereunder, Landlord shall have the right to appoint its own legal counsel, the reasonable fees, costs and expenses of which shall be included as part of Tenant's indemnity obligation hereunder. The indemnification contained in this Paragraph 9.6(b) shall extend to the officers, directors, shareholders, partners, employees, agents and representatives of Landlord.

     (c) Indemnification of Tenant. Landlord shall indemnify, defend, protect and hold Tenant harmless of and from any and all loss, liens, liability, claims, causes of action, damage, injury, cost or expense arising out of or in connection with (i) any breach or default by Landlord in the performance of any of its obligations under this Lease, or (ii) any loss or damage to property or injury to person occurring in the public entrances, stairways, corridors, elevators and elevator lobbies, and other public areas in the Building or the other public areas in the Marketplace (except for such loss, damage or injury for which Tenant is obligated to indemnify Landlord under Paragraph 9.6(b)).

     10.   REPAIRS AND RESTORATION

     10.1. Obligation to Repair. Except as otherwise provided in this Article 10, if the Premises, or any other portion of the Marketplace necessary for Tenant's use and occupancy of the Premises, are damaged or destroyed by fire or other casualty, Landlord shall, within thirty (30) days after such event, notify Tenant of the estimated time, in Landlord's reasonable judgment, required to repair such damage or destruction. If Landlord's estimate of time is less than one hundred twenty (120) days after the date of damage or destruction, then (i) Landlord shall proceed with all due diligence to repair the Premises, and/or the portion of the Marketplace necessary for Tenant's use and occupancy of the Premises, to substantially the condition existing immediately before such damage or destruction, as permitted by and subject to then applicable laws, ordinances, rules and regulations; (ii) this Lease shall remain in full force and effect; and (iii) to the extent such damage or destruction did not result from the negligence or willful act or omission of Tenant or Tenant's subtenants or any of their respective employees, agents, contractors, invitees or licensees, Minimum Monthly Rent shall abate for such part of the Premises rendered unusable by Tenant in the conduct of its business during the time such part is so unusable, in the proportion that the Rentable Area contained in the unusable part of the Premises bears to the total Rentable Area of the Premises.

     10.2. Landlord's Election. If Landlord determines that the necessary repairs cannot be completed within one hundred twenty (120) days after the date of damage or destruction, or if such damage or destruction arises from causes not covered by Landlord's insurance policy then in force, Landlord may elect, in its notice to Tenant pursuant to Paragraph 10.1, to (i) terminate this Lease or
(ii) repair the Premises or the portion of the Marketplace necessary for Tenant's use and occupancy of the Premises pursuant to the applicable provisions of Paragraph 10.1 above. If Landlord terminates this Lease, then this Lease shall terminate as of the date of occurrence of the damage or destruction.

     10.3. Cost of Repairs. Landlord shall pay the cost for repair of the Marketplace and all improvements in the Premises, other than any Alterations. Tenant shall pay the costs to repair all Alterations (but Landlord shall make available to Tenant for such purpose any insurance proceeds received by Landlord for such purpose under Landlord's insurance policy then in force). Tenant shall also replace or repair, at Tenant's cost and expense, Tenant's movable furniture, equipment, trade fixtures and other personal property in the Premises which Tenant shall be responsible for insuring during the Term of this Lease.

     10.4. Damage at End of Term. Notwithstanding anything to the contrary contained in this Article 10, if the Premises, or any other portion thereof or of the Marketplace, are damaged or destroyed by fire or other casualty within the last eighteen (18) months of the Term, then Landlord shall have the right, in its sole discretion, to terminate this Lease by notice to Tenant given within ninety (90) days after the date of such event. Such termination shall be effective on the date specified in Landlord's notice to Tenant, but in no event later than the end of such 90-day period.

     10.5. Waiver of Statutes. The respective rights and obligations of Landlord and Tenant in the event of any damage to or destruction of the Premises, or any other portion of the Marketplace, are governed exclusively by this Lease. Accordingly, Tenant hereby waives the provisions of any law to the contrary, including California Civil Code Sections 1932(2) and 1933(4) providing for the termination of a lease upon destruction of the leased property.

11.  ASSIGNMENT AND SUBLETTING.

     11.1. Compliance Required. Tenant shall not, directly or indirectly, voluntary or by operation of law, sell, assign or otherwise transfer this case, or any interest herein (collectively, "assign" or "assignment"), or sublet the Premises, or any part thereof, or permit the occupancy of the Premises by any person other than Tenant (collectively, "sublease" or "subletting", the assignee or sublessee under an assignment or sublease being referred to as a "transferee"), without Landlord's prior consent given or withheld in accordance with the express standards and conditions of this Article 11 and compliance with the other provisions of this Article 11. Any assignment or subletting made in violation of this Article 11 shall be void. As used herein, an "assignment" includes any sale or other transfer (such as by consolidation, merger or reorganization) of a majority of the voting stock of Tenant, if Tenant is a corporation, or any sale or other transfer of a majority of the beneficial interest in Tenant, if Tenant is any other form of entity. Tenant acknowledges and agrees that the limitations on Tenant's right to sublet or assign which are set forth in this Article 11 are reasonable and, in particular, that the express standards and conditions upon Tenant's right to assign or sublet which are set forth in this Article 11 are reasonable as of the Lease Date.

     11.2. Request by Tenant; Landlord Response. If Tenant desires to effect an assignment or sublease, Tenant shall submit to Landlord a request for consent together with the identity of the parties to the transaction, the nature of the transferee's proposed business use for the Premises, the proposed documentation for and terms of the transaction, and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved therein, including certified financial information, credit reports, the business background and references regarding the transferee, and an opportunity to meet and interview the transferee. Within twenty (20) days after the later of such interview or the receipt of all such information required by Landlord, or within thirty (30) days alter the date of Tenant's request to Landlord if Landlord does not request additional information or an interview, Landlord shall have the right, by notice to Tenant, to: (i) consent to the assignment or sublease, subject to the terms of this Article 11; (ii) decline to consent to the assignment or sublease; (iii) in the case of a subletting, to sublet from Tenant the portion of the Premises proposed to be sublet on the terms and conditions set forth in Tenant's request to Landlord, unless the rent terms exceed the allocable Rent payable by Tenant hereunder, in which event only such Rent shall be payable by Landlord under such subletting; or (iv) terminate this Lease as to the affected portion of the Premises as of the date specified by Tenant as the effective date of the proposed assignment or sublease, in which event Tenant will be relieved of all unaccrued obligations hereunder as to such portion as of such date, other than those obligations which survive termination of this Lease. If Landlord elects so to terminate, Tenant shall have the right, by notice to Landlord within five (5) days after Landlord's exercise of such right, to rescind its request for the proposed assignment or subletting, in which event this Lease shall not terminate and shall remain in full force and effect.

     11.3. Conditions for Landlord Approval. In the event Landlord elects not to sublet from Tenant or terminate this Lease (in whole or in part) as provided in clauses (iii) and (iv) of Paragraph 11.2, Landlord shall not unreasonably withhold its consent to a proposed subletting or assignment by Tenant. Without limiting the grounds on which it may be reasonable for Landlord to withhold its consent to an assignment or sublease, Tenant agrees that Landlord would be acting reasonably in withholding its consent in the following instances: (i) if Tenant is in default under this Lease; (ii) if the transferee is a governmental or quasi-governmental agency, foreign or domestic; (iii) if the transferee is an existing tenant in the Building; (iv) if, in Landlord's sole judgment, the transferee's business, use and/or occupancy of the Premises would (A) violate any of the terms of this Lease or the lease of any other tenant in the Marketplace, or (B) not be comparable to and compatible with the types of use by other tenants in the Building, (C) fall within any category of use for which Landlord would not then lease space in the Building under its leasing guidelines and policies then in effect, (D) require any Alterations which would reduce the value of the existing leasehold improvements in the Premises, or (E) result in increased density per floor or require increased services by Landlord; (v) in the case of a sublease, it would result in more than three (3) occupancies in the Premises, including Tenant and subtenants; (vi) if the financial condition of the transferee does not meet the requirements applied by Landlord for other tenants in the Building under leases with comparable terms, or in Landlord's sole judgment the business reputation of the transferee is not consistent with that of other tenants of the Building; or (vii) in the case of a sublease, the rent payable by the subtenant is less than the then prevailing rate being charged by Landlord for the lease of comparable space in the Building. If Landlord consents to an assignment or sublease, the terms of such assignment or sublease transaction shall not be modified without Landlord's prior written consent pursuant to this Article 11. Landlord's consent to an assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

     11.4. Costs and Expenses. As a condition to the effectiveness of any assignment or subletting under this Article II, Tenant shall pay to Landlord a processing fee of Five Hundred Dollars ($500.00) and all reasonable costs and expenses, including attorneys' fees and disbursements, incurred by Landlord in evaluating Tenant's requests for assignment or sublease, whether or not Landlord consents to an assignment or sublease. Tenant shall pay the processing fee with Tenant's request for Landlord's consent under Paragraph 11.2. Tenant shall also pay to Landlord all costs and expenses incurred by Landlord due to a transferee taking possession of the Premises, including freight elevator operation, security service, janitorial service and rubbish removal.

     11.5. Payment of Excess Rent and Other Consideration. Tenant shall also pay to Landlord, promptly upon Tenant's receipt thereof, one hundred percent (100%) of any and all rent, sums or other consideration, howsoever denominated, realized by Tenant in connection with any assignment or sublease transaction in excess of the Base Rent and Impositions, Operating Expenses and Real Estate Taxes payable hereunder (prorated to reflect the Rent fairly allocable to the portion of the Premises if a sublease) ("the Excess Rent"), after first deducting, (i) in the case of an assignment, the reasonable cost of Alterations paid for by Tenant and reasonable real estate commissions paid by Tenant in connection with such assignment both amortized over the term of the assignment and, (ii) in the case of a sublease, the reasonable cost of Alterations made to the Premises at Tenant's cost to effect the sublease, and the reasonable amount of any real estate commissions paid by Tenant, both amortized over the term of the sublease. If ,during the initial Term of the Lease, Tenant desires to effect an assignment or sublease in connection with a relocation of Tenant to alternative space within the Emery Bay Market (as defined in Paragraph 1.6), Tenant shall be entitled to also deduct from the Excess Rent payable to Landlord the unamortized balance of the Excess Tenant Improvement Costs (as such term is defined in the Work Letter), provided that the balance of such Excess Tenant Improvement Costs shall be fairly allocated to the portion of the Premises subleased and that the balance of such Excess Tenant Improvement Costs shall be amortized over the term of the sublease, in the event of a sublease, or over the remaining initial Term of the Lease, in the event of an assignment. For example: Should HealthCentral move to other premises within the Emery Bay Market and sublease half their space at the start of the third lease year ( of the initial 5 year lease term) and the Excess Tenant Improvement Cost is $157,433.00, then the annual amortized amount would be $31,486.60 ( $157,433.00/5yrs). Since HealthCentral leased the Premises for two years, the remaining unamortized portion would be $94,459.80. Since HealthCentral is only subleasing half of the space, then only a portion of the excess tenant improvement cost would be eligible for HealthCentral's recovery. In this example, it would be 3,934 s.f. (sublease space)/7,868 s.f. (Premises) X $94,459.80 = $47,229.90, which amount would be amortized equally over the term of the sublease or assignment.

     11.6. Assumption of Obligations.  Further Restrictions on Subletting.
Each assignee shall, concurrently with any assignment, assume all obligations of Tenant under this Lease. Each sublease shall be made subject to this Lease and all of the terms, covenants and conditions contained herein; and the surrender of this Lease by Tenant, or a mutual cancellation thereof, or the termination of this Lease in accordance with its terms, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or operate as an assignment to Landlord of any or all such subleases. No sublessee (other than Landlord) shall have the right further to sublet or assign the lease. Any assignment by a sublessee of its sublease shall be subject to Landlord's prior consent in the same manner as a sublease by Tenant. No sublease, once consented to by Landlord, shall be modified without Landlord's prior consent. No assignment or sublease shall be binding on Landlord unless the transferee delivers to Landlord a fully executed counterpart of the assignment or sublease which contains the assumption by the assignee, or recognition by the sublessee, of the provisions of this Paragraph 11.6, in form and substance satisfactory to Landlord, but the failure or refusal of a transferee to deliver such instrument shall not release or discharge such transferee from the provisions and obligations of this Paragraph 11.6, but such failure shall constitute a default by Tenant under this Lease.

     11.7. No Release. No assignment or sublease shall release Tenant from its obligations under this Lease, whether arising before or after the assignment or sublease. The acceptance of Rent by Landlord from any other person shall not be deemed a waiver by Landlord of any provision of this Article 11. On a default by any assignee of Tenant in the performance of any of the terms, covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of commencing or exhausting remedies against such assignee. No consent by Landlord to any further assignments or sublettings of this Lease, or any modification, amendment or termination of this Lease, or extension, waiver or modification of payment or any other obligations under this Lease, or any other action by Landlord with respect to any assignee or sublessee, or the insolvency, or bankruptcy or default of any such assignee or sublessee, shall affect the continuing liability of Tenant for its obligations under this Lease and Tenant waives any defense arising out of or based thereon, including any suretyship defense of exoneration. Landlord shall have no obligation to notify Tenant or obtain Tenant's consent with respect to any of the foregoing matters.

     11.8. No Encumbrance. Notwithstanding anything to the contrary contained in this Article 11, Tenant shall have no right to encumber, pledge, hypothecate or otherwise transfer this Lease, or any of Tenant's interest or rights hereunder, as security for any obligation or liability of Tenant.

12.  EMINENT DOMAIN

     12.1 Automatic Termination. If the entire Premises or the Complex, or 20% or more of the Premises are taken or the taking materially or substantially effects the Tenant's use of the Premises or the Complex, notwithstanding restoration by Landlord as hereinafter provided, shall be taken under the power of eminent domain, this Lease shall automatically terminate as of the date on which the condemning authority takes possession. In the event of a partial taking under the power of eminent domain, the Tenant shall only have the right to terminate the Lease, if the partial taking materially affects the Tenant's use of the Premises.

     12.2 Rent Abatement. In the event of any taking of the Premises under the power of eminent domain which does not so result in a termination of this Lease, the Minimum Monthly Rent and the Base Amount payable hereunder shall be reduced, effective as of the date on which the condemning authority takes possession, in the same proportion which the floor area of the portion of the Premises taken bears to the floor area of the entire Premises prior to the taking. Landlord shall promptly at its expense restore the portion of the Premises not so taken to as near its former condition as is reasonably possible, and this Lease shall continue in full force and effect.

     12.3 Condemnation Award. Any award for any taking of all or any part of the Premises or the Complex under the power of eminent domain shall be the property of Landlord, whether such award shall be made as compensation for the diminution in value of the leasehold or for taking of the fee. Nothing contained herein, however, shall be deemed to preclude Tenant from obtaining, or to give Landlord any interest in, any award to Tenant for loss of or damage to Tenant's trade fixtures and removal of personal property and Tenant's loss of goodwill and moving expenses. Tenant shall be entitled to claim a separate award provided said award does not diminish the Landlord's award in any way.

     12.4 Sale Under Threat of Condemnation. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes under this article.

13.  UTILITY SERVICES.

     13.1 Tenant to Pay. Except for those utility charges attributable to the Complex Common Area and the Outside Common Area, Tenant shall pay directly all charges for gas, water, sewer, electricity, telephone, heating and other utility services used in the Premises during the Term. If any such charges are not paid when due, Landlord may pay the same, and any amount so paid by Landlord shall thereupon become due to Landlord from Tenant as additional rent.

     13.2 Landlord's Election to Furnish. If Landlord shall elect to furnish any utility services to the Premises, Tenant shall pay its prorata cost of any such utilities based upon the relative square footage of Tenant's Premises, and if any rationing of utilities occurs (e.g. water), allocation shall be made based upon the relative square footage of the Premises.

     13.3 Interruption of Services. Rent shall not abate, no constructive or other eviction shall be construed to have occurred, Tenant shall not be relieved from any of its obligations under this Lease, and Landlord shall not be in default hereunder or liable for any damages directly or indirectly resulting from, the failure of Landlord to furnish, or delay in furnishing, any maintenance or utility services as a result of repairs, alterations, improvements or any circumstances beyond Landlord's reasonable control.
Landlord shall use reasonable diligence to remedy any failure or interruption in the furnishing of such maintenance or services.

14.  DEFAULTS; REMEDIES

     14.1 Defaults. The occurrence of anyone or more of the following events shall constitute a default hereunder by Tenant:

     (a)   The abandonment or vacation of the Premises by Tenant.

     (b) The failure by Tenant to make any payment of rent, additional rent or other payment required to be made by Tenant hereunder, as and when due. Tenant has a six day "grace period". Rent and any other additional rent is due at the first of each calendar month; will constitute a default if not paid by the end of the of the sixth day of each calendar month.

     (c) The failure by Tenant to deliver a replacement L-C for an expiring L-C when due as required under Paragraph 23.2.

     (d) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in (a) ,(b) or (c) above, where such failure shall continue for a period of thirty (30) days after written notice from Landlord; provided, however, that if the nature of Tenant's default is such that more than thirty
(30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within such thirty (30) day period and thereafter diligently prosecute such cure to completion. Any such notice under this paragraph shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161.

     (e) A general assignment by Tenant for the benefit of creditors, any action or proceeding commenced by Tenant under any insolvency or bankruptcy act or under any other statute or regulation for protection from creditors, or any such action commenced against Tenant and not discharged within thirty (30) days after the date of commencement; the employment or appointment of a receiver or trustee to take possession of all or substantially all of Tenant's assets or the Premises; the attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) days after the levy thereof; the admission by Tenant in writing of its inability to pay its debts as they become due; or the filing by Tenant of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within thirty (30) days after the commencement of any such proceeding against Tenant, such proceeding is not dismissed. For purposes of this Paragraph 14.1(d), "Tenant" means Tenant and any partner of Tenant, if Tenant is a partnership, or any person or entity comprising Tenant, if Tenant is comprised of more than one person or entity, or any guarantor of Tenant's obligations, or any of diem, under this Lease.

     14.2 Remedies. Upon a default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

     14.2.1 Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the fight to collect rent when due.

     14.2.2 Landlord, if Tenant is in default, may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect, and relate the Premises or any part thereof including, without limitation, broker's commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Term of this Lease. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord has the right to remove all Tenant's personal property, signs and trade fixtures and store same at Tenant's cost and to recover from Tenant as damages:

     (a) The worth at the time of award of unpaid rent and other sums due and payable which had been earned at the time of termination; plus

     (b) The worth at the time of award of the amount by which the unpaid rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of such rent loss that Tenant proves could have been reasonably avoided; plus

     (c) The worth at the time of award of the amount by which the unpaid rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant proves could be reasonably avoided; plus

     (d) Any other amount necessary which is to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (I) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof; including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

     (e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time-to-time by the laws of the State of California.

     The "worth at the time of award" of the amounts referred to in Paragraph 14.2.2(a) and 14.2.2(b) is computed by allowing interest at the Interest Rate on the unpaid rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in Paragraph 14.2.2(c) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

     14.2.3 Landlord may, with the appropriate order from a Court of competent jurisdiction, with or without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises; such property may be removed mid stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.

     4.2.4 No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of any such right or remedy or of any default by Tenant hereunder.

     14.3 Calculation of Rental Damages. For the purposes of this article, the rent due for any calendar month after re-entry by Landlord shall be deemed to be the average Minimum Monthly Rent, including additional rent and other charges, which shall have been payable for the Term of this Lease prior to such re-entry.

     14.4 Default by Landlord. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation promptly and within thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion.

     14.5 Expenses of Prevailing Party. If either party incurs any expense, including reasonable attorney's fees, in connection with any action or proceeding instituted by either party by reason of default or alleged default of the other party arising out of or in connection with this Lease, the party prevailing in such action or proceeding shall be entitled to recover its reasonable expenses from the other party.

     14.6 Chronic Delinquency. Chronic delinquency by Tenant in the payment of Minimum Monthly Rent or any other periodic payments required to be paid by Tenant under this Lease shall constitute a default of this Lease. "Chronic delinquency" shall mean the failure by Tenant to pay or submit within ten (10) days of the due date rent or other monthly charges. In the event of a chronic delinquency in rent, at Landlord's option, Landlord shall have the right to require that Minimum Monthly Rent be paid by Tenant quarterly, in advance.

15.  COMMON AREA.

     15.1 Right of Use. Tenant and its employees and invitees shall be entitled to use the Complex Common Area and the Outside Common Area during the Term, in common with Landlord and with other persons authorized by Landlord from time-to-time to use such areas, subject to such reasonable rules and regulations relating to such use as Landlord may from time-to-time establish.

     15.2 Landlord to Operate. Landlord shall operate, manage, equip, light, repair, clean and maintain the Complex Common Area and the Outside Common Area, in such manner as Landlord may in its sole discretion determine to be appropriate. Tenant shall reimburse Landlord for Tenant's Percentage of such costs pursuant to Article 16. Landlord may temporarily close any portion of the Complex Common Area or the Outside Common Area for repairs or alterations, to prevent a dedication thereof or the accrual of prescriptive rights therein, or for any other reason deemed sufficient by Landlord.

     15.3 Control in Landlord. Landlord shall at all times during the Term have the sole exclusive control of the Complex Common Area and the Outside Common Area including, but not limited to, the automobile parking areas, driveways, entrances and exits and the sidewalks and pedestrian passageways and other portions of the Outside Common Area, and may at any time from time-to-time during the Term restrain any use or occupancy thereof except as authorized by the rules and regulations for the use of such areas established by Landlord from time-to-time. The rights of Tenant in and to the Complex Common Area and the Outside Common Area shall at all times be subject to the rights of Landlord, and other tenants of

Landlord and the other owners in the Emery flay Market to use the same in common with Tenant, and Tenant shall keep the Complex Common Area and Outside Common Area free arid clear of any obstructions created or permitted by Tenant or resulting from Tenant's operation. It in the opinion of Landlord, unauthorized persons are using any of the Complex Common Area or the Outside Common Area by reason of the presence of Tenant in the Emery Bay Market, Tenant, upon demand of Landlord, shall restrain such unauthorized use by appropriate proceedings. Nothing herein shall affect the right of Landlord at any time to remove any such unauthorized person from the Complex Common Area or the Outside Common Area or to prohibit the use of any said areas by unauthorized persons.

16.  COMMON AREA EXPENSES.

     16.1 Assessment upon Tenant. Tenant shall pay, as additional rent during the Term, Tenant's Complex Percentage of Complex Common Area Expenses, and Tenant's Emery Bay Market, Percentage of Outside Common Area Expenses, plus Tenant's prorata share of Real Property Taxes. Notwithstanding the foregoing, with respect to the cost of capital repairs and capital improvements in the nature of repairs and maintenance to the Complex Common Area or Outside Common Area, except for the costs which relate to a governmental code violation which existed as of the Commencement Date (which are Landlord's sole responsibility), Tenant shall be required to pay only an amortized share of such cost on a monthly basis for the remainder of the Term after the date of expenditure of such capital repair or improvement item. Such amortization shall be based upon the useful life of the item expressed in months and on Landlord's borrowing cost.

     16.2 Apportionment of Assessment. Prior to the commencement of each Lease Year, Landlord shall give Tenant a written estimate of Tenant's Complex Common Area Expenses and Outside Common Area Expenses for the ensuing Lease Year. Tenant shall pay such estimated amount to Landlord in twelve (12) equal monthly installments, in advance. Upon thirty (30) days notice to Tenant, Landlord may adjust the estimated amount on the basis of Landlord's experience and reasonably estimated costs. Within ninety (90) days after the end of each Lease Year, Landlord shall furnish to Tenant a statement showing in reasonable detail the Complex Common Area Expenses and Outside Common Area Expenses incurred by Landlord during such Lease Year, and the parties shall within thirty
(30) days make any payment or allowance necessary to adjust Tenant's estimated payment to Tenant's Complex Percentage of Complex Common Area Expenses and Tenant's Emery Bay Market Percentage of Outside Area Expenses as shown by such annual statement.

17.  PARKING.

     17.1 Tenants Parking Rights. Subject to the terms and conditions contained in this Article 17, Landlord shall make available to Tenant four (4) parking spaces for each one thousand (1,000) square feet of Rentable Area in the parking areas designated by Landlord for parking in the Marketplace (such areas being hereinafter collectively referred to as the "Parking Facility"). Tenant's use of the parking spaces to be made available to Tenant shall be on a non-exclusive basis in common with other tenants in the Building; and parking in such spaces shall be on a first-come-first-served, unassigned, non-reserved basis. The parking spaces to be made available to Tenant shall be in locations designated by Landlord; and Landlord reserves the right to designate different locations from time to time without any liability to Tenant and Tenant agrees that any such designation of a different location shall not give rise to any claims or offset against Landlord hereunder. Without limiting the generality of the foregoing, Landlord may restrict certain portions of the Parking Facility for the exclusive use of one or more tenants of the Building (and their employees and agents) and may designate other areas in the Parking Facility to be used at large only by licensees, customers and invitees of tenants of the Building; and Landlord may in its sole and absolute discretion restrict or prohibit the use of the Parking Facility by any vehicles other than passenger automobiles such as hill-sized vans or trucks. Tenant shall not permit any vehicles belonging to Tenant or any of Tenants subtenants or any of their respective employees, agents, customers, contractors or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. In its use of the Parking Facilities Tenant shall comply (and shall cause each of its subtenants and each of their respective employees, agents, customers, contractors and invitees to comply) with any and all parking regulations and rules established from time to time by Landlord or Landlord's parking operator, or as required by the Declaration. Landlord or Landlord's parking operator shall have the right to cause to be removed any vehicles of Tenant, its subtenants or any of their respective employees, agents, licensees, customers or invitees, that are parked in violation of any of the provisions of this Article 17 or of the regulations and rules then established by Landlord, and to charge all of the costs incurred by Landlord in connection with such removal to Tenant and Tenant shall pay the amount of all such costs to Landlord as additional rent within five (5) days after receipt of written demand from Landlord. Any such removal shall be without liability of any kind to Landlord or Landlord's parking operator or their respective employees or agents; and Tenant shall protect, defend, indemnify and hold Landlord and Landlord's parking operator and their respective employees and agents from and against any and all claims, losses, damages, demands, costs and expenses (including reasonable attorneys' fees) which may be asserted against or incurred by any of such indemnified parties arising out of or in Connection with such removal of any automobiles.

     17.2. Parking Fee. During the initial Term, Landlord shall impose no charge on Tenant for use of the Parking Facility. Landlord reserves the right to impose a charge for Tenants use of the Parking Facility during the Extended Term.

     17.3. Allocation of Risk. Landlord shall have no obligation to monitor the use of the Parking Facility. The use of the Parking Facility by the employees of Tenant and its subtenants shall be at the sole risk of Tenant, its subtenants and their respective employees. Unless caused by the sole active gross negligence or willful misconduct of Landlord, Landlord shall have no responsibility or liability for any injury or damage to any person or property by or as a result of the use of the Parking Facility by Tenant and its subtenants and their respective employees, whether by theft, collision, criminal activity, or otherwise; and Tenant hereby assumes, for itself, its subtenants and their respective employees, all risks associated with any such occurrences in or about the Parking Facility.

18.  SIGNS, LIGHTING, ADVERTISING.

     18.1 Prohibited Acts. Any signs installed by Tenant shall be subject to the Sign Criteria attached as Exhibit G and the Emeryville sign ordinance. Tenant shall not, without Landlord's prior written consent which shall not be unreasonably withheld, do any of the following:

     18.1.1 Install or affix any exterior lighting or plumbing fixtures, shades, awnings or exterior decorations (including exterior painting).

     18.1.2 Install or affix any exterior or interior window or door signs, lettering, placards or the like.

     18.1.3 Display or sell merchandise on, or otherwise obstruct, any area outside of the Premises.

     18.1.4 Cause or permit to be used any advertising materials or methods which are objectionable to Landlord or to other tenants of the Emery Bay Market including, without limiting the generality of the foregoing, loudspeakers, mechanical or moving display devices, unusually bright or flashing lights and similar devices, the effect of which may be seen or heard outside the Premises.

     18.1.5 Solicit business or distribute any hand bills or other advertising matter in the Complex Common Area or Outside Common Area.

     18.1.6 Use any sign or advertising material that is not professionally done.

     18.2 Maintenance. Tenant shall at all times maintain its show windows and signs in a neat, clean and orderly condition. If; as to any exterior sign, Tenant shall fail to do so after five (5) days' written notice from Landlord, Landlord may repair, clean or maintain such exterior sign and the cost thereof shall be payable by Tenant to Landlord upon demand as additional rent.

     18.3    Intentionally Deleted.

     18.4 Landlord's Cooperation. Landlord shall cooperate with Tenant, at no expense to Landlord, to obtain governmental approvals for all signs consented to by Landlord and to incorporate such signs in Landlord's contemplated design of the Emery Bay Market, provided, however, such governmental approvals shall not be a condition of Tenant's obligations under this Lease.

     18.5    INTENTIONALLY OMITTED

19.  TENANT STATEMENTS.

     19.1 Estoppel Certificate. Tenant shall at any time and from time-to-time upon not less than seven (7) days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the Minimum Monthly Rent and other charges are paid in advance, if any, and (b) acknowledging tat there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be relied upon by any prospective purchaser or encumbrance of the Premises or of all or any portion of the real property of which the Premises are a part. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's Minimum Monthly Rent has been paid in advance.

     19.2 Financial Statements. Tenant shall within seven (7) days following written request by Landlord, deliver to Landlord the current financial statements of Tenant, and financial statements of the two (2) years prior to the current financial statements year, with an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

20.  RIGHT OF ENTRY

     Landlord and its agents shall have free access to the Premises during normal business hours with 24 hour prior notice for the purpose of examining the same to ascertain if they are in good repair, making reasonable repairs or installations which Landlord may be required or permitted to make hereunder, posting notices of non-responsibility, and exhibiting the same to prospective lenders, purchasers or tenants. In the event of an emergency, 24 hour prior notice shall not be required.

21.  TRANSFER OF LANDLORD'S INTEREST/LANDLORD'S NON-RECOURSE.

     21.1. Release of Landlord on Transfer. Landlord may at any time transfer, in whole or in part, its right, title and interest under this Lease and in the Marketplace, or any portion thereof. If the original Landlord hereunder, or any successor to such original Landlord, transfers (by sale, assignment or otherwise) its right, title or interest in the building, all liabilities and obligations of the original Landlord or such successor under this Lease accruing after such transfer shall terminate, the original Landlord or such successor shall automatically be released therefrom, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant shall attorn to each such new owner.

     21.2. Lease Nonrecourse to Landlord. Landlord shall in no event be personally liable under this Lease, and Tenant shall look solely to Landlord's interest in the Building, for recovery of any damages for breach of this Lease by Landlord or on any judgment in connection therewith. None of the persons or entities comprising or representing Landlord (whether partners, shareholders, officers, directors, trustees, employees, beneficiaries, agents or otherwise) shall ever be personally liable under this Lease or liable for any such damages or judgment and Tenant shall have no right to effect any levy of execution against any assets of such persons or entities on account of any such liability or judgment. Any lien obtained by Tenant to enforce any such judgment, and any levy of execution thereon, shall be subject and subordinate to all encumbrances as specified in Paragraph 25.10 below.

22.  RENTABLE AREA.

     "Rentable Area" as used in this Lease means, with respect to the Premises and with respect to each store area separately leased, the aggregate of the number of square feet of floor space on all floor levels, including mezzanines, and atrium space, measured from the exterior faces of exterior walls and the center line of party walls, plus Tenant's share of any areas used in conjunction with or shared with other tenants (Common Area). No deduction or exclusion from rentable area shall be made by reason of columns, stairs or escalators.

23.  SECURITY DEPOSIT.

     23.1 Deposit Required. On the Lease Date, Tenant shall deposit with Landlord the amount set forth in the Basic Lease Information as security for the performance by Tenant of its obligations under this Lease, and not as prepayment of rent (the "Security Deposit"). At Tenant's option, the Security Deposit may be in the form of an irrevocable standby letter of credit ("L-C") (in the form and on the terms satisfying Paragraph 23.2). If Tenant fails to pay any rent due hereunder, or otherwise commits a default wit respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any such rent or for the payment of any other amounts expended or incurred by Landlord by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may incur thereby (and in this regard Tenant hereby waives the provisions of California Civil Code Section 1950.7(c) and any similar or successor statute providing that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant, or to clean the Premises.) In the event the Security Deposit or any portion thereof is so used, Tenant agrees to pay to Landlord promptly upon demand an amount in cash sufficient to restore the Security Deposit to the full original amount.
Landlord shall not be deemed a trustee of the Security Deposit, may use the Security Deposit in business, and shall not be required to segregate it from its general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Premises during the Lease Term, Landlord may pay the Security Deposit to any transferee of Landlord's interest in conformity with the provisions of California Civil Code Section 1950.7 and/or any successor statute, in which event the transferring Landlord will be released from all liability for the return of the Security Deposit.

     23.2 Letter of Credit If at any time Tenant elects to deposit an L-C as the Security Deposit, the L-C shall be issued by a bank reasonably acceptable to Landlord, shall be issued for a term of at least twelve (12) months, shall be unconditional, clean and irrevocable, and shall be in a form and with such content reasonably acceptable to Landlord. The L-C shall be payable on sight with the bearer's draft. The L-C shall state that it shall be payable against sight drafts presented by Landlord, accompanied by Landlord's statement that said drawing is in accordance with the terms and conditions of this Lease; no other document or certification from Landlord shall be required to negotiate the L-C. Landlord may designate any bank as Landlord's advising bank for collection purposes and any sight drafts for the collection of the L-C may be presented by the advising bank on Landlord's behalf. Tenant shall either replace the expiring L-C with an L-C in an amount equal to the original L-C or renew the expiring L-C, in any event no later than thirty (30) days prior to the expiration of the term of the L-C then in effect. If Tenant fails to deposit a replacement L-C or renew the expiring L-C, Landlord shall have the right to draw upon the expiring L-C for the full amount thereof and hold the same as the Security Deposit; provided, however, that if Tenant provides a replacement L-C that meets the requirements of this Paragraph 26.2, then Landlord shall return to Tenant promptly in cash that amount of the L-C that had been drawn upon by Landlord. The fee for the maintenance of the L-C shall be at Tenants sole cost and expense. The L-C shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. The L-C shall be transferable to any of the following parties: (i) any secured or unsecured lender of Landlord, (ii) any assignee, successor, transferee or other purchaser of all or any portion of the Building, or any interest in the Building, or (iii) any partner, shareholder, member or other direct or indirect beneficial owner in Landlord (to the extent of their interest in the Lease). Further, in the event of any sale, assignment or transfer by the Landlord of its interest in the Premises or the Lease, Landlord shall have the right to assign or transfer the L-C to its grantee, assignee or transferee; and in the event of any sale, assignment or transfer, the landlord so assigning or transferring the L-C shall have no liability to the Tenant for the return of the L-C, and Tenant shall look solely to such grantee, assignee or transferee for such return. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the L-C, and such use, application or retention shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.

     Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at the rate of twelve percent (12%) per annum, or the maximum rate allowed by law, if applicable, whichever is less, from the date due until paid unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

25.  MISCELLANEOUS.

     25.1 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

     25.2 Captions. The article and paragraph captions contained in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof.

     25.3 Parol Agreements and Amendments. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

     25.4 Notice. Any notice required or permitted to be given hereunder shall be in writing and may be served personally, by Federal Express or similar overnight delivery service or by mail. If served by mail it shall be addressed as specified in the Basic Lease Information.

Any notice so given by overnight delivery shall be deemed effective one (1) day after delivery and if by mail shall be deemed effectively given three (3) days after being deposited in the United States mail, registered or certified, postage prepaid and addressed as specified herein. Either party may by written notice to the other specify a different address for notice purposes.

     25.5 Brokers. Tenant warrants and represents that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Tenant agrees to defend, indemnify and hold Landlord and its agents from and against any and all liabilities or expenses, including attorneys' fees and costs, arising out of or in connection with claims made by any broker or individual for commissions or fees resulting from Tenant's execution of this Lease.

     25.6 Acceptance. Delivery of this Lease, duly executed by Tenant, constitutes an offer to lease the Premises, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the Premises for the benefit of Tenant. This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant.

     25.7 Waiver. Failure of Landlord to declare a default by Tenant upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall have the right to declare such default at any time after its occurrence. To be effective, a waiver of any provision of this Lease, or any default, shall be in writing and signed by the waiving party. Any waiver hereunder shall not be deemed a waiver of subsequent performance of any such provision or subsequent defaults. The subsequent acceptance of Rent hereunder, or endorsement of any check by Landlord, shall not be deemed to constitute an accord and satisfaction or a waiver of any preceding default by Tenant, except as to the particular Rent so accepted, regardless of Landlord's knowledge of the preceding default at the time of acceptance of the Rent. No course of conduct between Landlord and Tenant, and no acceptance of the keys to or possession of the Premises by Landlord before the Expiration Date shall constitute a waiver of any provision of this Lease or of any default, or operate as a surrender of this Lease

     25.8 Severability. If one or more of the provisions contained herein, except for the payment of rent, if for any reason is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

     25.9 Liens. Tenant shall keep the Premises and the Marketplace free from any liens arising out of any work performed or obligations incurred by or for, or materials furnished to Tenant pursuant to this Lease or otherwise. Landlord shall have the right to post and keep posted on the Premises any notices required by law or which Landlord may deem proper for the protection of Landlord, the Premises and the Marketplace from such liens and to take any other action at the expense of Tenant that Landlord deems necessary or appropriate to prevent, remove or discharge such liens. Tenant shall protect, defend, indemnity and hold Landlord harmless from and against any claim, demand, cause of action, obligation, liability, toss, cost or expense (including reasonable attorney's fees) which may be asserted against or incurred by Landlord as a result of Tenant's failure to comply with the foregoing obligation ( which indemnity obligation shall survive the xpiration or earlier termination of this lease).

     25.10 Subordination. This Lease is subject and subordinate to ground arid underlying leases, mortgages and deeds of trust (collectively "Encumbrances") which may now affect the Premises, to the Declaration, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the holder or holders of any such Encumbrance ("Holder") shall require that this Lease be prior and superior thereto, within seven (7) days of written request of Landlord to Tenant, Tenant shall execute, have acknowledged and deliver any and all documents or instruments, in the form presented to Tenant, which Landlord or Holder deems necessary or desirable for such purposes. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all Encumbrances which are now or may hereafter be executed covering the Premises or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof provided only, that in the event of termination of any such lease or upon the foreclosure of any such mortgage or deed of trust, so long as Tenant is not in default, Holder agrees to recognize Tenant's rights under this Lease as long as Tenant is not then in default and shall continue to pay the rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant. Within ten (10) days after Landlord's written request, Tenant shall execute any and all documents required by Landlord or the Holder required to effectuate such subordination to make this Lease subordinate to any lien of the Encumbrance. If Tenant fails to do so, it shall be deemed that this Lease is so subordinated to such Encumbrance. Notwithstanding anything to the contrary set forth in this paragraph, Tenant hereby attorns and agrees to attorn to any entity purchasing or otherwise acquiring the building at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such Encumbrance.

     25.11 Recording. Tenant shall not record this Lease or any Memorandum of Lease without the prior written consent of Landlord.

     25.12 Landlord's Right to Perform Tenant's Covenants. If Tenant fails to make any payment or perform any other act on its part to be made or performed under this Lease, provided that Landlord has delivered to Tenant any written notice required under this Lease, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation of Tenant under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All sums so paid by Landlord and all penalties, interest and costs in connection therewith shall be due and payable by Tenant on the next day alter any such payment by Landlord, together with interest as described in Paragraph 24, from such date to the date of payment by Tenant to Landlord, plus collection costs and attorneys' fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of rent.

     25.13 Mortgagee Protection. If any Holder shall require any modification to this Lease in connection with existing or future financing, Tenant shall enter into any amendment to this Lease so required by such Holder as long as the same does not materially alter Tenant's rights and obligations hereunder.

     25.14 Holding Over. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term, with the express or implied consent of Landlord, such tenancy shall be month-to-month only and shall not constitute a renewal or extension for any further term. If Tenant remains in possession either with or without Landlord's consent, Minimum Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Minimum Monthly Rent payable during the last month of the Term, and any other sums due hereunder shall be payable in the amount and at the time specified in this Lease. Such month-to-month tenancy shall be subject to every other term, condition and covenant contained herein.

     25.15 Owner Participation Agreement. Tenant acknowledges that this Lease is subject to the terms of Landlord's Owner Participation Agreement ("OPA") with the Emeryville Redevelopment Agency. Pursuant to the terms of the OPA, Tenant agrees:

     (a) to pay its employees, agents or independent contractors "prevailing wages", as defined by the OPA and Emeryville Redevelopment Agency Resolution No. RD34-37, as amended, for any tenant improvement work paid for directly by Tenant, and

     (b) to participate in a program designed to provide notice of employment opportunities within the Emery Bay Market to residents of Emeryville.

     25.16 Exhibits. The Basic Lease Information, and all exhibits, amendments, riders and addenda attached hereto are hereby incorporated herein and made a part hereof.

     25.17 Cooperation. Landlord shall cooperate with Tenant to obtain governmental approvals for the construction of the improvements set forth in Exhibit B, at Tenant's expense, however, Tenant shall pay the cost of any permits, consents or approvals.

     This Lease is effective as of the date the last signatory necessary to execute the Lease shall have executed this Lease.


LANDLORD:

CHRISTIE AVENUE PARTNERS - JS

a California Limited partnership

By:  64th Street Associates
     a California limited partnership
     Its:  Sole General Partner

     By:    [ILLEGIBLE]
        ---------------------------
        Its:  General Partner


TENANT.

HEALTHCENTRAL.COM
a Delaware corporation


By: /s/ Albert L. Greene                      Date: 4/29/00
   ---------------------------------               --------------------------

   Its: President/CEO
       -----------------------------


By:  [ILLEGIBLE]                              Date: 5/19/00
   ---------------------------------               --------------------------

   Its:_____________________________

                                   EXHIBIT A

                                  THE PREMISES

                                   [GRAPHIC]

                                   EXHIBIT B

                                  THE COMPLEX

                                   [GRAPHIC]

                                   EXHIBIT C

                            THE EMERYBAY MARKETPLACE

                                   [GRAPHIC]

                            FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE (this "First Amendment") is made and entered into as of this 5th day of June, 2000, by and between CHRISTIE AVENUE PARTNERS - JS, a California limited partnership ("Landlord"), and HEALTHCENTRAL.COM., a California corporation ("Tenant").

                                    RECITALS

     This First Amendment is entered into with reference to the following:

     A. By a certain Lease dated May 19, 2000 by and between Landlord and Tenant (the "Lease"), Landlord leased and demised to Tenant approximately 7,868 rentable square feet located in the EmeryBay Marketplace, as more particularly described therein.

     B. Landlord and Tenant desire to amend the Lease to add further provisions regarding the security deposit.

     NOW, THEREFORE, for good and valuable consideration, including the mutual covenants contained in the Lease and in this First Amendment, Landlord and Tenant hereby agree as follows:

     1. Definitions. Except as expressly provided in this First Amendment to the contrary, terms which are defined in the Master Lease shall have the same meaning when used in this First Amendment.

     2. Security Deposit. Section 23.2 of the Lease is hereby amended to add the following to the end thereof:

     "In the event an L-C is deposited with Landlord in lieu of a cash Security Deposit during the final lease year of the Term, the expiry date of such L-C shall be no earlier than the date which is thirty (30) days after the Expiration Date of the Term of this Lease (or the last day of the Extended Term, as applicable). If the then-existing L-C does not comply with the foregoing, Tenant shall provide a replacement L-C that does so comply no later than thirty days prior to the Expiration Date (or the last day of the Extended Term, as applicable)."

     3. Miscellaneous. This First Amendment shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns. This First Amendment may not be amended, changed or waived except by a writing signed by the parties hereto, and shall be construed and enforced in accordance with the laws of the State of California. This First Amendment supersedes any prior oral agreements between the parties with respect to the subject matter hereof, and the parties acknowledge that there are no oral agreements between them with regard to such subject matter.

     4. Ratification and No Further Amendment. Except as amended by this First Amendment, the Lease shall continue in full force and effect and in accordance with its terms.

     5. Effective Date of Amendment. The effective date of this First Amendment and each and every provision hereof shall be the date first hereinabove set forth.

     6. Counterparts. This First Amendment may be signed in multiple counterparts which, when signed by all parties, shall constitute a binding agreement.

     IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first hereinabove set forth.

LANDLORD:

CHRISTIE AVENUE PARTNERS - JS
a California limited partnership

By:  64th Street Associates,
     a California limited partnership
     Its: Sole General Partner

     By:  [ILLEGIBLE]
        -------------------------------
     Its: General Partner


TENANT:

HEALTHCENTRAL.COM
a Delaware corporation

By: /s/ Albert L. Greene
   -------------------------------------

     Its: President/CEO
         -------------------------------

By:_____________________________________

     Its:_______________________________